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                                                                     EXHIBIT 4.2


    THIS WARRANT IS NOT TRANSFERABLE AND WILL BE VOID AND OF NO VALUE UNLESS
                  EXERCISED WITHIN THE LIMITS HEREIN PROVIDED

THIS WARRANT AND THE SECURITIES UNDERLYING THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT THE PROPOSED TRANSACTION WILL NOT VIOLATE FEDERAL OR STATE SECURITIES LAWS.

                                    SYMPLEX
                           COMMUNICATIONS CORPORATION

             (Incorporated Under the Laws of the State of Delaware)

               WARRANT FOR THE PURCHASE OF [AMOUNT] COMMON SHARES

THIS IS TO CERTIFY THAT, for value received, [NAME] (the "Holder") is entitled to subscribe for and purchase [AMOUNT] fully paid and non-assessable shares of Common Stock (the "Shares") in the capital of Symplex Communications Corporation (the "Corporation") at a purchase price per Share of US$1.00 (the "Exercise Price"). This Warrant is exercisable at any time up to 4:30 P.M. Vancouver time on January 26, 1999 (the "Date of Expiry"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional Share), by surrender of this Warrant at the office of the Corporation's Transfer Agent, Pacific Corporate Trust Company, 830 - 625 Howe Street, Vancouver, British Columbia, V6C 3B8 during its normal business hours, together with the subscription form attached hereto completed and signed by the Holder and a certified cheque payable to or to the order of the Corporation in payment of the Exercise Price for the number of Shares subscribed. Upon the exercise of the rights represented by this Warrant and payment of the Exercise Price in accordance with the terms hereof, the Shares for which the Holder has subscribed and purchased shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of such shares on the date of such exercise and payment.

In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding ten days after the rights represented by this Warrant have been duly exercised and, unless this Warrant has expired, a new Warrant representing the number of Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time.

Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Warrant), the Corporation will issue to the Agent a replacement Warrant containing the same terms and conditions as this Warrant.

The Corporation covenants and agrees that the Shares which may be issued upon the exercise of the
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                                      -2-

rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved, a sufficient number of common shares to provide for the exercise of the rights represented by this Warrant.

              THE FOLLOWING ARE THE TERMS AND CONDITIONS REFERRED
                               TO IN THIS WARRANT

1. Upon the occurrence of one or more events involving the capital reorganization, reclassification, subdivision or consolidation of the capital stock of the Corporation, or of the merger, amalgamation or other corporate combination of the Corporation with one or more other entities, or of any other events in which new securities of any nature are delivered in exchange for the issued Shares and such issued Shares are cancelled (which events are collectively referred to herein as "Fundamental Changes"), then at the time of any exercise of the Warrants taking place after such Fundamental Changes, and in lieu of issuing the Shares which, but for such Fundamental Changes and this provision, would have been issued upon such exercise, the Corporation or its successor shall issue instead such number of new securities as would have been delivered as a result of the Fundamental Changes in exchange for those Shares which the holder would have been entitled to receive upon such exercise if such exercise had occurred prior to the occurrence of the Fundamental Changes. The Corporation shall not effect any Fundamental Changes which result in the succession of the Corporation unless prior to or simultaneously with the consummation thereof the entity succeeding the Corporation acknowledges in writing that it is bound by and will comply with this provision. The Company shall notify the Holder of any Fundamental Change by giving written notice of the proposed Fundamental Change to the Holder at least 10 days prior to the record date or effective date of such change. If any question arises with respect to the adjustment provided in this paragraph 1, such question shall be conclusively determined by the auditor for the Company.

2.   In case at any time:

     (a) the Corporation shall pay any dividend payable in stock upon its common shares or make any distribution to the holders of its common shares;

     (b) the Corporation shall offer for subscription pro rata to the holders of its common shares any additional shares of stock of any class or other rights; or

     (c) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

     then, and in any one or more of such cases, the Corporation shall give to the Holder of this Warrant at least seven days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend or distribution, or subscription rights, or dissolution, liquidation or winding-up. Each such written notice shall be given by first class mail, registered postage prepaid, addressed to the Holder of this Warrant at the address of such Holder, as shown on the books of the Corporation.

3. This Warrant shall not entitle the Holder hereof to any rights as a shareholder of the Corporation, including without limitation, voting rights, except that the Company shall concurrently furnish to the Holder a copy of all notices which are furnished to holders of the


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                                      -3-

     common shares.

4.   This Warrant and all rights hereunder are not transferable.

5. This Warrant is exchangeable upon its surrender by the Holder at the office of the Corporation's Transfer Agent at the address set out herein for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Shares as shall be designated by the Holder at the time of such surrender.

6. Any notice or other communication required to be given by the Corporation under this Warrant shall be delivered or telecopied to [ADDRESS].

7.   Time is of the essence hereof.

8. This Warrant shall be governed by and construed in accordance with the laws of the Province of British Columbia, Canada.

SYMPLEX COMMUNICATIONS CORPORATION, intending to be contractually bound, has caused this Warrant to be signed by its duly authorized officer, and this Warrant to be dated ________________________, 1998.

                              SYMPLEX COMMUNICATIONS CORPORATION

          c/s

                              By:_____________________________________
                                 Gary R. Brock, President


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                               SUBSCRIPTION FORM
                               -----------------

TO:       PACIFIC CORPORATE TRUST COMPANY
          830 - 625 Howe Street,
          Vancouver, British Columbia, V6C 3B8

          Attention:  Corporate Services Department
                      -----------------------------

____________________________, the holder of the within Non-Transferable Share Purchase Warrant, subscribes for _______________ of the common shares referred to in the said Non-Transferable Share Purchase Warrant according to the conditions thereof, and herewith makes payment of the purchase price in full for the said number of shares at the rate of US$_______ per share. A certified cheque or bank draft in the amount of US$________________ is enclosed herewith for such payment.

The undersigned hereby directs that the shares hereby subscribed for be issued and delivered as follows:

NAME                                 ADDRESS
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DATED at ____________________ this _____ day of ____________________, 19_____.




                                     -----------------------------------------
                                     (Signature of Holder)